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                                                                EXHIBIT 10.1

                                                        March 25, 1998


Via Facsimile

RGC International Investors, LDC
c/o Wayne Bloch
3 Bala Plaza-East, Suite 200
Bala Cynwyd, PA 19004

     Re:  Exercise of Warrants/Issuance of Common Stock

Dear Wayne:

     This letter confirms that SyQuest Technology, Inc. ("SyQuest") and RGC International Investors, LDC ("RGC") agree as follows:

1. The conversion requests received by the Company on March 23, 1998 through March 25, 1998 are to be considered ineffective.

2. RGC will exercise the warrant it received in connection with its purchase of the Company's Convertible Preferred Stock, Series 5 at $3.0469 per share to acquire 3,500,000 shares of the Company's common stock, and will exercise the warrant it received in connection with its purchase of the Company's 5% Cumulative Convertible Preferred Stock, Series 4 at $3.0469 per share to acquire 1,000,000 shares of the Company's common stock, for total proceeds of $13,711,050 (the "Proceeds").

3. Upon receipt of the Proceeds, plus an additional $235.55 representing the par value for an additional 2,355,525 shares (the "Additional Common Shares) of the Company's common stock, the Company will issue a total of 6,855,525 shares of common stock to RGC.

4. The Additional Common Shares shall have piggy-back registration rights so that they will be registered in a future registration statement consistent with existing Company contractual obligations regarding registrations, provided however that the Company agrees to register such shares no later than 180 days from the date of this letter, subject to delays caused by reasonable business considerations.

5. From the date hereof, the Company will not enter into any agreement whereby the holder of an existing warrant to purchase the Company's stock will be provided an incentive to exercise such warrant unless such agreement prohibits the
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     holder of the warrant from selling the shares of common stock underlying the warrant until after April 1, 1998.

6. The Proceeds plus the additional $235.55 will be wire-transferred to the following account: Bank of America, 1850 Gateway Blvd., 4th Floor, Concord, CA 94520, ABA # 121-000-358, Account # 12334-56287.

7. The Company will deliver the shares of common stock issued upon exercise of the warrants in accordance with the terms of the warrants, and the Company confirms that it will direct its transfer agent to deliver such shares electronically without a restrictive legend provided that RGC complies with the applicable prospectus delivery requirements under the Securities Act of 1933 and provides notice to the Company using the attached form.

     The Company acknowledges that RGC is relying on information disclosed in the Company's public filings with the SEC and confirms that it is aware of no material misstatements or omissions in those filings.

ACKNOWLEDGED AND ACCEPTED:


SyQuest Technology, Inc.                RGC International Investors, LDC
                                            By: Rose Glen Capital
                                                 Management, L.P.
                                            By: RGC General Partner Corp.

Thomas C. Tokos
Vice President, General Counsel
and Secretary

                                        Authorized representative